Exhibit 10.1

iPAYMENT HOLDINGS, INC.

EQUITY INCENTIVE PLAN

Article I

Purpose

iPayment Holdings, Inc. has established this equity incentive plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article X.

Article II

Powers of the Board of Directors

Section 2.1 Power to Grant Awards. The Board shall select Eligible Employees to participate in the Plan. The Board shall determine the terms of each Award, consistent with the Plan.

Section 2.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan reasonably and in good faith shall be final, binding and conclusive for all purposes and upon all persons.

Section 2.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Article III

Common Stock Subject to Plan

Section 3.1 Number. Subject to the provisions of this Article III, the maximum number of shares of Common Stock that may be issued under the Plan or subject to Awards may not exceed 1,250,000 shares. The Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock that is not reserved for any other purpose.

Section 3.2 ISO Limitations. Subject to Sections 3.3 and 3.4, during the term of the Plan, the maximum number of shares of Common Stock available for grant as ISOs pursuant to the Plan shall not exceed the maximum limitation specified in Section 3.1.

Section 3.3 Canceled, Terminated or Forfeited Awards; Common Stock Counting. Upon the grant of an Option, a share of Restricted Stock or a Phantom Unit, the maximum number of shares of Common Stock set forth in Section 3.1 shall be reduced by the number of shares of Common Stock subject to such Award. Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of shares of Common Stock subject to such Award or portion thereof minus the actual number of shares of Common Stock issued in connection with such exercise, settlement or conversion. If any such Award or portion thereof is for any reason forfeited, canceled, expired or otherwise terminated without the issuance of shares of Common Stock, the shares of Common Stock subject to such forfeited, canceled, expired or otherwise terminated Award or portion thereof shall again be available for grant under the Plan. If shares of Common Stock are withheld from issuance with respect to an Award by the Company in satisfaction of any tax withholding or similar obligations, such withheld shares of Common Stock shall again be available for grant under the Plan. Awards that the Board reasonably determines will be settled in cash or will be forfeited shall not reduce the Plan maximum set forth in Section 3.1.

Section 3.4 Adjustment in Capitalization. If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares or other securities, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock, the Board shall adjust the number of shares of Common Stock available for issuance under the Plan and the number, class and exercise price of any outstanding Award, and/or make such substitution, revision or other provisions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares of Common Stock covered by outstanding Awards, the prices specified therein (if applicable), and the securities, cash or other property to be received upon the exercise, settlement or conversion thereof. After any adjustment made pursuant to this Section, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number. Any action taken pursuant to this Section 3.4 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code and, with respect to ISOs, in compliance with Sections 422 and 424 of the Code.

Article IV

Terms of Options

Section 4.1 Grant of Options. The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) and (ii) nonstatutory stock options (“NSOs”), which are not ISOs. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of shares of Common Stock that may be purchased pursuant to such Option, the exercise price at which shares of Common Stock may be purchased pursuant to such Option, the Normal Expiration Date of such Option, and such other terms as the Board shall determine. ISOs may only be granted to Eligible Employees who are treated as common law employees of the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Sections 424(e) and 424(f), respectively, of the Code). To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as NSOs. In applying the limitation contained in the previous sentence in the case of multiple Option grants, Options which were intended to be ISOs shall be treated as NSOs according to the order in which they were granted such that the most recently granted Options are first treated as NSOs.

Section 4.2 Exercise Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date of such Option, provided that for purposes of granting ISOs to an individual who, as of the relevant Grant Date of an ISO, owns equity in the Company that, in the aggregate, possesses more than 10% of the total combined voting power of all classes of equity of the Company or any of its Affiliates as determined in accordance with Section 422(b)(6) of the Code (a “Ten Percent Stockholder”), the exercise price of the Option must be at least 110% of the Fair Market Value of the shares of Common Stock subject to such Option.

Section 4.3 Vesting and Exercise of Options. Options shall become vested or exercisable in accordance with a vesting schedule (such options, “Service Options”) or upon the attainment of such performance criteria as shall be determined by the Board on or before the Grant Date and as set forth in the applicable Option Agreement (such options, “Performance Options”), in each case subject to the Participant’s continuous employment with the Company or a Subsidiary from the Grant Date through the applicable vesting date. The Board may accelerate the vesting or exercisability of any or all Options at any time and from time to time.

Section 4.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall, unless the Board determines otherwise, generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees (the “Withholding Amounts”)) be paid in full in cash, cash equivalents or other readily available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Board may establish from time to time, the Board may authorize the Company to establish cashless exercise procedures (including, following a Public Offering, broker-assisted cashless exercise procedures). In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. Unless the Board determines otherwise, as a condition to the exercise of any Option before a Public Offering a Participant shall become a party to the Stockholders Agreement with respect to such shares of Common Stock. Subject to Section 11.3, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant’s joinder to the Stockholders Agreement in accordance with this Section 4.4, the Company shall reflect in its customary manner the acquisition of the acquired shares of Common Stock.

Section 4.5 Stockholder Rights. Except as otherwise required by law, a Participant shall not have any rights as an equityholder with respect to any shares of Common Stock covered by the Options granted to such Participant under this Plan until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

Article V

Restricted Stock and Phantom Units

Section 5.1 Grants of Restricted Stock and Phantom Units. The Board may grant Restricted Stock or Phantom Units to Participants at such time or times and on such terms and conditions as it shall determine. Restricted Stock and Phantom Units granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock or the number of Phantom Units that are being granted to the Participant, the vesting conditions applicable to such shares of Restricted Stock or Phantom Units, the rights and obligations of the Participant with respect to such shares of Restricted Stock or Phantom Units, and such other terms and conditions as the Board shall determine (including, if determined by the Board, payment of a portion of the Fair Market Value thereof).

Section 5.2 Conditions to Grant. Unless otherwise determined by the Board, it shall be a condition to the issuance of Restricted Stock and the settlement of Phantom Units that the Participant who receives such Award become a party to the Stockholders Agreement. Unless otherwise determined by the Board, the certificates evidencing Restricted Stock (if any) shall be held by the Secretary of the Company or another custodian selected by the Company.

Section 5.3 Vesting Conditions. Awards of Restricted Stock and Phantom Units shall vest in accordance with the vesting conditions specified in the applicable Award Agreement. These vesting conditions may include, without limitation and alone or in any combination, the continued provision of services to the Company or any of its Affiliates or the achievement of individual, corporate, business unit or other performance goals. Awards of Restricted Stock (prior to the vesting thereof) and Phantom Units (prior to the settlement thereof) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than as permitted by the Board.

Section 5.4 Equityholder Rights; Dividend Equivalents. Awards of Restricted Stock shall have such voting and dividend rights as the Board shall, in its discretion, determine. With respect to Awards of Phantom Units, the Board shall set forth in the related Award Agreement whether the payment of dividends, or a specified portion thereof, declared or paid on shares of Common Stock by the Company shall be (i) not paid to Participants holding Awards of Phantom Units in respect of any period prior to the issuance of Common Stock therefor, (ii) paid without restriction or deferral or (iii) credited but deferred until the lapsing of the vesting restrictions imposed upon such Phantom Units. In the event that dividend equivalent payments are to be deferred, the Board shall set forth in the related

Award Agreement whether such dividend equivalent payments are to be deemed reinvested in Common Stock (which shall be held as additional Phantom Units) or held in cash or other notional instruments. Unless the Board determines otherwise in a manner more favorable to a Participant, payment of deferred dividend equivalent payments in respect of Phantom Units (whether held in cash or as additional Phantom Units or other notional instruments), shall be made upon the vesting of the Phantom Units to which such deferred dividend equivalent payments relate, and any dividend equivalent payments so deferred in respect of any Phantom Units shall be forfeited upon the forfeiture of the related Phantom Units.

Section 5.5 Tax Withholding. Subject to the discretion of the Board, the Board may establish procedures by which the vesting and settlement of Restricted Stock or Phantom Units may occur on a cashless basis (including, following a Public Offering, broker-assisted cashless settlement procedures).

Section 5.6 Board Discretion. Notwithstanding anything else contained in this Plan to the contrary, the Board may accelerate the vesting of any shares of Restricted Stock or Phantom Units or any class or series of Restricted Stock or Phantom Units for any reason on such terms and subject to such conditions, as the Board shall determine, at any time and from time to time.

Article VI

Effect of Termination of Employment on

Options, Restricted Stock and Phantom Units

The Award Agreement relating to an Award will set forth the effect of a termination of a Participant’s employment on the unvested Awards held by such Participant and the post-termination exercise period applicable to any Options that are not forfeited upon such termination of employment.

Article VII

Change in Control

Section 7.1 Accelerated Vesting and Payment of Time-Based Awards; Treatment of Performance-Based Awards. (i) Unless otherwise provided in the Award Agreement, (x) immediately prior to a Change in Control, all then-outstanding unvested Service Options shall automatically vest such that all then-outstanding Options shall, immediately prior to the effective date of the Change in Control, be fully vested and exercisable, and (y) upon the Change in Control, each then-outstanding Option shall be canceled in exchange for a payment in an amount or with a value equal to the excess, if any, of the Change in Control Price over the exercise price for such Option (with Options as to which such value is negative being cancelled without consideration); (ii) unless otherwise provided in the Award Agreement, upon a Change in Control, the Restriction Period applicable to all shares of Restricted Stock that are subject to time-based vesting shall expire and all such shares of Restricted Stock shall vest and become non-forfeitable; and (iii) upon a Change in Control, each Phantom Unit that is subject to time-based vesting shall be treated as provided in the written Award Agreement governing such Phantom Unit (which treatment shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code). The effect of a Change in Control on Awards subject to performance-based vesting, including Performance Options, shall be as set forth in the Award Agreements evidencing such Awards.

Section 7.2 Limitation on Benefits. Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, if, whether as a result of accelerated vesting of an Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 7.1 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement (all amounts referred to above, “Total Payments”), would constitute an “excess parachute payment” under Section 280G of the Code, then the payments, deemed payments or other benefits such Participant would otherwise receive under Section 7.1 shall be reduced to the minimum extent necessary so that no portion of the Total Payments constitutes an excess parachute payment and such Participant shall have no further rights or claims to the extent of the amounts that are so reduced. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive in more than an immaterial amount, the Company shall use its commercially reasonable best efforts to cause such reduced payments or other benefits to be approved in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder, so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7.2). This Section 7.2 shall expire and cease to be of force and effect upon the occurrence of a Public Offering.

Article VIII

Authority to Vary Terms or Establish Local Jurisdiction Plans

The Board may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article VIII shall not be deemed to authorize any increase in the number of shares of Common Stock available for issuance under the Plan set forth in Section 3.1.

Article IX

Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award. Equityholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article X

Definitions

Section 10.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise. For purposes of applying this definition to trusts and other estate planning vehicles, a trust or other estate planning vehicle established by a Person shall be treated as an Affiliate of such Person (regardless of the identity of the trustee of such trust (or analogous position for estate planning vehicles other than trusts)).

“Award” shall mean an Option, or a share of Restricted Stock or a Phantom Unit, in each case granted pursuant to the terms of the Plan.

“Award Agreement” means an Option Agreement or any other agreement evidencing an Award.

“Board” means the Board of Directors of iPayment Holdings, Inc., or, to the extent that a delegation to a committee has occurred as provided in Section 2.3, such committee (to the extent of such delegation).

“Cause” shall, as to any Participant, have the meaning set forth in the employment agreement to which the Participant is a party with the Company or an Affiliate, or, in the absence of such an employment agreement, shall mean any of the following: (i) the Participant’s conviction of (including a plea of no contest (or action having similar effect) to) a crime involving fraud, theft, false statements or other similar acts, or conviction of (including a plea of no contest (or action having similar effect) to) any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms); (ii) the Participant’s willful or grossly negligent failure to perform his or her employment-related duties for the Company and its Subsidiaries; (iii) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound; (iv) the Participant’s engaging in any conduct that is materially injurious or materially detrimental to the Company or any of its Subsidiaries; or (v) the determination by the Board, made in its sole discretion, that the Participant’s job performance has been unsatisfactory. The determination as to whether “Cause” has occurred shall be made in the reasonable and good faith judgment of the Board, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason that the circumstances existing prior to such termination for the Company or one of its Subsidiaries to have terminated such Participants employment for Cause.

“Change in Control” means the first to occur of the following events after the Effective Date:

(i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as

amended) of the combined voting power with respect to the Company (the “Voting Power”), other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, such that such person, entity or group holds 51% or more of the Voting Power;

(ii) the merger, consolidation or other similar transaction involving the Company, as a result of which persons who hold the Voting Power immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, 51% or more of the Voting Power; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

“Change in Control Price” means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the Change in Control price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means iPayment Holdings, Inc., a Delaware corporation, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Participant.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the Board; provided that, with respect to ISOs, the definition of “Disability” shall also comply with Section 22(e)(3) of the Code. The Board’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

“Effective Date” has the meaning given in Section 11.11.

“Eligible Employee” means any executive, officer or other key employee of the Company or any Subsidiary, as determined by the Board.

“Fair Market Value” means, as of any date of determination prior to a Public Offering, the fair market value on such date of a share of Common Stock as determined in good faith by the Board, in compliance with Section 409A of the Code and, with respect to ISOs, Section 422 of the Code. Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the mid-point between the high and the low trading prices for such date of a share of Common Stock as reported on the principal stock exchange on which the Common Stock is then listed.

“Good Reason” shall, as to any Participant, have the meaning set forth in the employment agreement to which the Participant is a party with the Company or an Affiliate, or, in the absence of such an employment agreement, shall mean any of the following: (x) a material reduction in the Participant’s base salary; or (y) the Company requiring the Participant to relocate the principal geographic location where the Participant must perform his services to the Company or any Subsidiary outside of the geographic location where the Participant provides his service as of the Grant Date with respect an Award. In order for a termination by a Participant to constitute a termination for Good Reason, (A) the Participant must notify the Company of the existence of the condition which the Participant believes constitutes Good Reason within thirty (30) days of the initial existence of such condition, (B) the Company must fail to remedy such condition within fifteen (15) days after the date on which it receives such notice (the “Remedial Period”), and (C) the Participant must actually terminate employment within ten (10) days after expiration of the Remedial Period.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Indemnified Person” has the meaning given in Section 11.1.

“ISO” has the meaning given in Section 4.1.

“Normal Expiration Date” means the date on which the Options will expire if they have not otherwise expired earlier in accordance with the Plan, as shall be set forth in the applicable Option Agreement, provided that (i) such date shall not be later than the tenth anniversary of the Grant Date (or, with respect to ISOs, the day prior to the tenth anniversary of the Grant Date (the day prior to the fifth anniversary with respect to an Option granted to a Ten Percent Stockholder)) and (ii) if no such date is set forth in the Option Agreement, then the Normal Expiration Date shall be the tenth anniversary of the Grant Date.

“NSO” has the meaning given in Section 4.1.

“Option” means the right granted pursuant to the Plan to purchase one share of Common Stock.

“Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Participant” means any Eligible Employee who is granted an Award.

“Performance Options” has the meaning given in Section 4.3.

“Permitted Transferee” has the meaning given in the Stockholders Agreement.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Phantom Unit” means a contractual right of a Participant to receive a stated number of shares of Common Stock, or at the discretion of the Board, cash based on the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time, upon the occurrence of a specified event or in accordance with the terms of the Plan or applicable Award Agreement or that is subject to a Restriction Period.

“Plan” means this iPayment Holdings, Inc. Equity Incentive Plan.

“Public Offering” means the first day as of which (i) sales of shares of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters, at least one of which is an underwriter of nationally recognized standing, with aggregate gross cash proceeds (without regard to any underwriting discount or commission) equal to at least 20% of the value of all outstanding shares of Common Stock (on a fully diluted basis) on such date, or (ii) the Board has determined that shares of Common Stock otherwise have become publicly traded for this purpose.

“Restricted Stock” means Common Stock subject to a Restriction Period granted to a Participant under the Plan.

“Restriction Period” means the period during which any shares of Restricted Stock or Phantom Units are subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Service Options” has the meaning given in Section 4.3.

“Special Termination” means a termination by reason of the Participant’s death or Disability.

“Stockholders Agreement” means the Stockholders Agreement of iPayment Holdings, Inc., dated as of August 28, 2012, and as amended from time to time.

“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company, or, with respect to ISOs, as determined pursuant to Section 424(f) of the Code.

“Ten Percent Stockholder” has the meaning given in Section 4.1.

“Withholding Amounts” has the meaning given in Section 4.4.

Section 10.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XI

Miscellaneous Provisions

Section 11.1 Indemnification. Each person who is or shall have been a member of the Board (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. Expenses, including attorneys’ fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Stockholders Agreement, by contract, as a matter of law or otherwise.

Section 11.2 Nontransferability of Awards. Except as otherwise provided herein or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, with respect to Awards that are not ISOs and if permitted by the Board, for estate planning purposes. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime by such Participant only or, with respect to Awards that are not ISOs and if permitted by the Board, a Permitted Transferee (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and that have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary. Shares of Common Stock held by a Participant in respect of vested Awards may only be transferred to the extent permitted by the Stockholders Agreement.

Section 11.3 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

Section 11.4 Beneficiary Designation. Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

Section 11.5 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Eligible Employee shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards. For purposes of this Plan, the “employment” of a Participant shall be deemed to refer to the Participant’s provision of services to the Company or any Subsidiary as an employee or independent contractor, and the “termination of employment” and corollary phrases with respect to a Participant shall be deemed to refer to the Participant’s cessation of such services with respect to all such persons in all capacities.

Section 11.6 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Eligible

Employee as a Participant shall neither entitle such employee to, nor disqualify such employee from, participation in any other award or incentive plan.

Section 11.7 No Voting Rights. Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company’s equityholders until such time as the shares of Common Stock underlying such Awards have been issued, and then, subject to the voting restrictions (if any) contained in the Stockholders Agreement.

Section 11.8 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no shares of Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 11.9 Freedom of Action. Nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any corporate action (such as acquisitions, dispositions, entry into new lines of business and the incurrence of indebtedness) that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action, so long as such action is not directly governed by or is not directly related to the administration of the Plan or any Award Agreement. This Section 11.9 shall not be construed to enlarge the rights of the Company or the Board hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.

Section 11.10 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 11.11 Effective Date; Term of Plan. The Plan shall be effective as of September 1, 2012 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article IX, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 11.12 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 11.13 Section 409A of the Code. This Plan and the Award Agreements entered into pursuant to this Plan are intended to be exempt from or to comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

Section 11.14 Equityholder Approval. If the Board determines to grant ISOs under the Plan, the Company shall submit the Plan to the holders of the Company’s Common Stock for approval not later than 12 months before or after the applicable grant date. No ISOs may be exercised prior to the date of such equityholder approval, and if the equityholders do not grant such approval within such period, any ISOs previously granted shall be forfeited and canceled without payment therefor. Other than as set forth in the immediately preceding sentence, equityholder approval shall be obtained if and to the extent required by applicable law.

Section 11.15 California Securities Laws. Notwithstanding any provision of the Plan to the contrary, to the extent required by the laws, rules or regulations of the State of California or any subdivision or agency thereof, continuance of the Plan shall be subject to approval by a majority of the shareholders of the Company within twelve (12) months before or after the date of the first grant under the Plan. Such shareholder approval shall be obtained in the degree and manner required under applicable laws.

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